                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 2000, except as to Note 2, for which the date is May 1, 2000, relating to the financial statements and financial statement schedule of Virtual Technology Corporation, which appears in Virtual Technology Corporation's Annual Report on Form 10-K for the year ended January 31, 2000.



/s/ PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
July 28, 2000